Exhibit 10.9
Notice of Grant of Non-Qualified Stock Options and Option Agreement

[[FIRSTNAME]]	Grant Number:
[[LASTNAME]]	[[GRANTNUMBER]]
[[RESADDR1]]	Plan: 2006
[[RESCITY]],	Participant ID:
[[RESSTATEORPROV]]	[[PARTICIPANTID]]
[[RESPOSTALCODE]]

Effective [[GRANTDATE]], you have been granted a(n) Non-Qualified Stock Option to buy [[SHARESGRANTED]] shares of Globalstar Inc (the Company) stock at [[GRANTPRICE]] per share.

Shares in each period will become fully vested on the date shown.

[[ALLVESTSEGS]]

By your signature and the Company's signature below, you and the Company agree that these options are granted under and governed by the terms and conditions of the Company's Stock Option Plan as amended and the Option Agreement, all of which can be found in the document section in your stock plan on Siebert.com.

Globalstar, Inc.	[[DATEOFGRANT]]

[[SIGNATURE]]

[[FIRSTNAME]]
[[LASTNAME]]

[[SIGNATURE_DATE]]

Globalstar Inc ID: 41-2116508 1351 Holiday Square Blvd Covington, La USA